                                                                    Exhibit 99.2

[LOGO]                                             [LOGO]

ILX RESORTS INCORPORATED                           Computershare Trust Co., Inc.

                                                          2 North LaSalle Street

                                                          Chicago Illinois 60602

                                                         Telephone: 312 588 4199

                                                         Facsimile: 312 601 4335

                                                           www.computershare.com BOB R PUBLIC

2 N. LASALLE

CHICAGO IL 60690                                  Holder Account Number

                                                  C 0000000000   I N D

Use a BLACK pen. Print in    -------   -------   --- CAPITAL letters inside the grey

   | A B C | | 1 2 3 | | X | areas as shown in this example.     -------   -------   ---

DIRECT REGISTRATION TRANSACTION REQUEST FORM

THIS FORM IS TO BE USED FOR DIRECT REGISTRATION TRANSACTIONS ONLY. Please mark one box only.

 ---  DEPOSIT                                       ---  SELL                        ----------------

|   | Deposit the shares represented by            |   | Quantity of shares to be   |                |

|   | the enclosed certificate(s) to my            |   | sold. If a quantity is not |                |

|   | Direct Registration account.                 |   | specified, your request    |                |

 ---                                                ---  will be returned.           ----------------

 ---  ISSUE                    ----------------     ---  ELECTRONIC TRANSFER         ----------------

|   | Quantity of shares for  |                |   |   | Electronically transfer    |                |

|   | which you would like a  |                |   |   | my Direct Registration     |                |

|   | certificate issued.     |                |   |   | shares to the broker       |                |

 ---                           ----------------     ---  customer account number     ----------------

                                                         designated below.

                                                         Indicate the number of shares to be

                                                         transferred electronically.

                                                         Note: Medallion Guarantee of owner's

                                                               signature will be required.

Broker Name

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Broker Customer Account Number                                           Broker Participant Number

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Signatures: The instructions given above must be signed by all registered holder(s). If held in a joint name, both owners must sign. If requesting an electronic transfer, all signature(s) must be guaranteed by a participant in the Medallion Signature Guarantee Program. Banks, brokers and credit unions often have membership in the Medallion Signature Guarantee Program.

NOTE: BE SURE TO SUPPLY BROKER INFORMATION ABOVE IF REQUESTING AN ELECTRONIC TRANFER.

Signature 1 - Please keep signature within the box  Signature 2 - Please keep signature within the box

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Date (mm/dd/yyyy)       Daytime Telephone Number                     MEDALLION GUARANTEE STAMP

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|                    |  |                                 |  |   (Notary Public Is Not Acceptable)   |

|      /      /      |  |                                 |  |                                       |

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HOW TO FILL OUT THE DIRECT REGISTRATION REQUEST FORM

DEPOSIT - To Deposit certificates into your Direct Registration account: Check the "Deposit" box on the reverse side and mail your certificates, with the Transaction Request Form to Computershare Investor Services; Attn: Stock Transfer Department; 2 North LaSalle Street, Chicago, IL 60602. We recommend that you ship the certificates via courier services, insured for 2% of the market value. Do not endorse the certificates. Within two business days of receipt, a confirmation of the transaction will be mailed to you for your records.

SELL - If you wish to sell your Direct Registration shares: Check the "Sell" box on the reverse side, indicating the number of shares you wish to sell, and return to Computershare Investor Services; Attn: Sales Team; P.O. Box A3309; Chicago, IL 60690-3309. For your convenience, you may also fax the form on the reverse side to (312) 601-4335. Any questions regarding your sale can be referred to the telephone number located on the reverse side. When selling through Computershare, you are unable to direct the time or price at which the shares may be sold and you are unable to select the broker through whom the sales are made.

ISSUE - To request Issuance of physical stock certificates: Check the "Issue" box on the reverse side, indicating the number of shares you wish to have certificated, and return to Computershare Investor Services; Attn: DRS Transfer Team; P.O. Box 2388, Chicago, IL 60690-2338. A certificate will be sent to you by first class mail within approximately three business days of receipt of your instructions. Your shares will no longer be in Direct Registration.

TO ELECTRONICALLY TRANSFER YOUR SHARES TO YOUR BROKER

If you elect to transfer Direct Registration from Computershare to your broker:

ADD BROKER INFORMATION - Complete the broker name, broker customer account number, and the broker participant number, i.e. (4-digit DTC Participant Number).

Please verify your broker information. Computershare must rely entirely on the broker information that you provide and is not responsible for any error that may occur in the transfer of your shares due to an inaccurate account number furnished by you or your broker. A Medallion Guarantee is required to transfer shares to your broker. The Medallion Guarantee is a form of signature verification which can be obtained from a commercial bank, trust company, securities broker, credit union or savings institution participating in the Medallion Signature Guarantee Program. For holders outside the U.S. and Canada, a bank signature guarantee, embassy seal, or equivalent acceptable to Computershare is required. Within approximately two business days of the receipt of your completed Transaction Request Form, your instructions will be processed by Computershare.

ELECTRONIC TRANSFER - To request an electronic transfer: Check the "Electronic Transfer" box on the reverse side, indicating the number of shares to be transferred to your designated broker and mail the request to Computershare Investor Services; Attn: DRS Transfer Team; P.O. Box 2388; Chicago, IL 60690-2388.

THE MOST EFFECTIVE WAY TO ELECTRONICALLY TRANSFER YOUR SHARES TO YOUR BROKER IS THROUGH THE DRS PROFILE SYSTEM. Transactions done through Profile are acted on within two business days of transmission. Your broker will require the following information from you to successfully complete this request: 1) Your account number at Computershare. 2) Your tax identification number. 3) Computershare's broker participant number, 7807. 4) The exact registration and number of shares in your account at Computershare. If your broker is unfamiliar with the electronic delivery of shares through the DRS Profile System, your broker should contact its DTC Operations Manager. Your broker will send an electronic message to Computershare via the DRS Profile System. If all the information above matches exactly what Computershare has on file, your shares will be electronically transferred to the broker.

OTHER TRANSACTIONS

To obtain forms for transferring your Direct Registration shares to another person or to make changes to your account, such as an address change, please call the telephone number shown on the reverse side on this form or visit our website at www.computershare.com.

DEFINITIONS

DTC PARTICIPANT NUMBER: A 4-digit number assigned by the Depository Trust Company (DTC) to represent the cleaning broker or financial institution. This number is usually the participant's FIN number.

DRS PROFILE SYSTEM: An electronic system between the transfer agents and brokers to facilitate the electronic movement of shares directly registered to investors. This system allows the broker to request DRS share movements from the investor's account at the transfer agent to the investor's account at the broker as directed by the investor.